FORBEARANCE AGREEMENT

AGREEMENT dated as of March __, 2008 (“Agreement”), by and between QMed, Inc. (“QMed”), a Delaware corporation, with a principal place of business at 25 Christopher Way, Eatontown, New Jersey 07724, and Michael W. Cox, (“Cox”), with a mailing address at 20149 Fairfax Drive, Boca Raton, Florida 33434.

WHEREAS, QMed and Cox have entered into that certain Employment Agreement dated as of December 1, 2002, as amended by that certain Amendment to Employment Agreement dated as of August 23, 2006 (collectively, the “Employment Agreement”), which provides that severance pay (“Severance Pay”) be payable to Cox in accordance with Section 8.1(a)(iii) of the Employment Agreement, and as to which $620,000 of the Severance Payment obligation is outstanding as of the date hereof (“Severance Obligation”), and of which the Company is past due in payment of $310,000.

WHEREAS, in return for collateralizing the Severance Obligation pursuant to the Security Agreement being executed herewith, and for entering into the series of agreements that the parties are entering into herewith, Cox is agreeing to forbear, as set forth herein, on certain of his rights under the Employment Agreement, and has agreed to forbear on enforcement of his right to immediate payment of the amounts past due, of any right he may have to declare a default, and to modify QMed’s obligations to him under the Employment Agreement in the manner set forth herein.

NOW THEREFORE, in consideration of the premises, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.         Cox hereby forbears on claiming payment of the Severance Obligation or any portion thereof, except in accordance with this Agreement. That portion of the Severance Obligation payment of which, as of the date hereof, is past due, is hereby deemed no longer past due, and Cox shall be entitled to payment thereof only on the schedule set forth herein.

2.         The Severance Obligation shall be due and payable on the earlier of (a) January 15, 2009 or (b) the closing of an Asset Sale Transaction or a Stock Sale Transaction, each as defined in the Purchase Agreement being executed contemporaneously herewith among Qmed, Cox, John Gargana and Barry Levine.

3.         This Agreement shall constitute an amendment to the Employment Agreement. Except as amended hereby, the Employment Agreement shall remain in full force and effect.

4.         This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute

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but one and the same document. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

5.         No amendment of any provision of the Agreement including this Agreement shall be valid unless the same shall be in writing and signed by all of the parties hereto.

6.	Each of the parties hereto acknowledges that such party:

(a)       has been represented by legal counsel of their own choosing, in the negotiation and preparation of this Agreement, and is fully aware of the provisions and legal effect hereof, and has voluntarily entered into this Agreement;

(b)       enters into this Agreement freely, in the absence of any mistake, coercion, duress, or undue influence and based on such party’s own independent decision to enter into this Agreement; and has made an independent determination as to whether this Agreement is appropriate for it, based upon its own judgment, information, and analyses and upon its own tax, accounting, regulatory, legal, financial, and other advice relying on such of its own advisers as it may have deemed necessary and in each case without relying on the other party hereto, or on such other party’s counsel or representatives, or any representations of such other party; the persons executing this Agreement are authorized to do so and these persons have in fact read this Agreement before executing this Agreement;

(c)       this Agreement contains a final and complete integration of all prior expressions of the parties to one another with respect to the subject matter hereof, and shall constitute the entire agreement among the parties with respect to the subject matter hereof, superseding all prior understandings, negotiations, representations, or agreements relating thereto; and

(d)       this Agreement and any ambiguities or uncertainties herein, shall be equally and fairly interpreted and construed without reference to the identity of the party preparing this Agreement, on the express understanding and agreement that the parties participated equally in the negotiation and preparation of this Agreement or have had equal opportunity to do so. Accordingly, the parties hereby waive any statute or common law, providing that in cases of uncertainty, language of a contract should be interpreted most strongly against the party who drafted the language.

AGREED TO:

__________________________________

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QMED, INC.

By:___________________________

Name: Jane A. Murray
Title:	Chief Executive Officer
Dated:

MICHAEL COX

By:___________________________

Name: Michael W. Cox
Dated:

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